UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2008
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Medicis Pharmaceutical Corporation (“Medicis”) today announced that it has received Paragraph IV Patent Certifications from each of Sandoz, Inc., a division of Novartis AG (“Sandoz”), and Impax Laboratories, Inc. (“Impax”), advising that they have each filed an Abbreviated New Drug Application (“ANDA”) with the U.S. Food and Drug Administration (“FDA”) for generic SOLODYN® in its current forms of 45mg, 90mg and 135mg strengths. Neither Sandoz nor Impax has advised Medicis as to the timing or status of the FDA’s review of their respective filings, or whether either has complied with FDA requirements for proving bioequivalence. Sandoz’s Paragraph IV Certification alleges that Medicis’s U.S. Patent No. 5,908,838 (the “’838 Patent”), is invalid, unenforceable and/or will not be infringed by either Sandoz’s manufacture, use, or sale of the product for which the ANDA was submitted. Impax’s certification alleges that the ’838 Patent will not be infringed by Impax’s manufacture, use or sale of the product for which the ANDA was submitted because it has been granted a patent license by Medicis for the ’838 Patent. The expiration date for the ’838 Patent is 2018. Medicis is evaluating the details of Sandoz’s certification letter and considering its options.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2008	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, General Counsel and Corporate Secretary

3